U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

SYNTHETIC BLOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

New Jersey	22-3067701
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, California 92626
(Address of principal executive offices)

714-427-6363
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities

As previously reported by Synthetic Blood International, Inc., in its annual report on Form 10-K for the fiscal year ended April 30, 2006, Prior to April 30, 2006, Synthetic Blood received cash of $163,750 and in May and June 2006, Synthetic Blood received an additional $118,200 in cash on the sale since March 2006 of unsecured one-year promissory notes in the principal amount of $309,835. The notes were issued with a 9% original issue discount totaling $27,885 and pay interest at 9% per year. With the notes Synthetic Blood issued to the purchasers of the notes warrants to purchase 9,295,055 shares of common stock exercisable over a term of five years at an exercise rice of $0.245 per share. From August 21-30, 2006, Synthetic Blood received an additional $182,576 from an investor for the purchase of an unsecured promissory note in the principal amount of $200,000 and warrants to purchase 6,000,000 shares of common stock. The terms of the note and warrants issued in August 2006, are identical to the terms of the notes and warrants issued previously and described above. Placement of the notes and warrants since the beginning of 2006 was made with the assistance of two overseas consultants, Aurelio Landholt and Andreas Carmenzind. In consideration for their services, Synthetic Blood issued to Mr. Landholt a warrant to purchase 567,124 shares exercisable for a term of two years at an exercise price of $0.245 per share and a warrant to purchase 1,932,876 shares exercisable for a term of five years at an exercise price of $0.245 per share, and issued to Mr. Camenzind a warrant to purchase 249,286 shares exercisable for a term of two years at an exercise price of $0.245 per share and a warrant to purchase 2,250,714 shares exercisable for a term of five years at an exercise price of $0.245 per share.

The securities were offered and sold in reliance on the safe harbor provided for in Regulation S adopted under the Securities Act of 1933 for sales of securities without registration in offshore transactions.

Item 9	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document
10.1	Form of 9% Unsecured Promissory Note issued to investors
10.2	Form of Common Stock Purchase Warrant issued to investors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BLOOD INTERNATIONAL, INC.

Date: September 7, 2006	By:	/s/ Robert W. Nicora
Robert W. Nicora, President